EXHIBIT 99.1

CVSL ANNOUNCES SIX NEW BOARD MEMBERS

FOR IMMEDIATE RELEASE

(Dallas, TX, November 15, 2012) —

Computer Vision Systems Laboratories Corp. (stock symbol: CVSL) announced today the appointment, effective December 3, 2012, of six new members to its board of directors.

“As we move forward with our strategy of acquiring companies in the direct selling industry, it is important that we have highly accomplished people on our board of directors.  The directors we are announcing today are extraordinarily talented and experienced,” said John Rochon, CVSL’s chairman and chief executive officer.

“Each of these new directors will bring a unique perspective to CVSL, in disciplines such as finance, mergers and acquisitions, international business, manufacturing, product development, communication, direct selling operations, sales and marketing.”

On September 25, Mr. Rochon announced plans for CVSL to become the platform for a broad strategy of acquiring multiple privately-held direct selling companies. Mr. Rochon is Chairman of Dallas-based Richmont Holdings.  He has owned, invested in and managed dozens of businesses in a wide variety of global industries over his nearly 40-year career.  Among these, he served as Chairman and CEO of Mary Kay, Inc., one of the world’s largest direct selling companies and as general partner of Richmont Capital Partners I, which was at one time one of the largest shareholders of Avon Products, Inc.

The new CVSL directors announced today are:

Tami Longaberger, Chairman and CEO of The Longaberger Company, a 40-year old direct selling company that offers hand-crafted baskets and other home furnishings.  She was just named “One of the Most Influential Women in Direct Selling” by Direct Selling News.  In 2006, President George W. Bush, appointed her chair of the National Women’s Business Council, a bipartisan advisory council that recommends policy to the President, Congress and the U.S. Small Business Administration on economic issues important to women business owners.  She served as a member of the U.S. delegation to the United Nations Commission on Human Rights and last year was part of a delegation of distinguished Americans who served as observers during free elections in Tunisia.  She served on the board of the Woodrow Wilson Center for International Scholars, chaired the U.S. Executive Committee for the 2002 Helsinki Women Leaders Summit, was a board member of the John Glenn Public Policy Institute and has chaired the Direct Selling Association. She is a member of Ohio Business Roundtable and serves on the board of the International Republican Institute. She holds a B.Sc. degree in business administration from The Ohio State University and is a past chair of the University’s board of trustees and recipient of the University’s Distinguished Service Award.  Last year, Longaberger was named “Best Overall Company of The Year,” earning the prestigious Stevie Award for Women in Business.

Michael Bishop, president of Actiprime, a personal care and healthy lifestyle product development and marketing company and president of ActiTech, a full service third party manufacturer of items such as creams, hair products, OTC drugs, certified NOP Organic food and personal care products, energizing and relaxing drinks and owner of a decontamination process for herbs and other products.  The company owns a state-of-the-art, 600,000 square foot manufacturing and warehouse facility, with customers such as Unilever, TIGI and Estee Lauder.  He co-founded Actifirm, a marketer of anti-aging skin care sold in physicians’ offices and medi-spas.  He founded Active Organics, a leading natural ingredient supplier to the personal care industry, serving as president from 1981 to 2011 before the company was sold to Berkshire Hathaway’s Lubrizol Corporation.  A chemist holding nine patents, he held development roles with Max Factor, Redken Laboratories, Life Laboratories and Rachel Perry cosmetics.  He received his BS and BA degrees from the University of California, Irvine.

Kelly L. Kittrell, CFA, who has more than 25 years of experience in mergers and acquisitions and corporate finance, advising clients on sell-side mandates, buy-side engagements, valuations and capital raising.  He provided financial advisory services at Bank of America as a Managing Director in the Private Company Advisory Services practice.   He has also served as a Director in the Mergers & Acquisitions practice at Ernst & Young Capital Advisors LLC, and in the Corporate Finance practice at KPMG Peat Marwick. Mr. Kittrell has executed transactions in a wide range of industries.  He is Chief Investment Officer and Chief Financial Officer at Richmont Holdings. He received his MBA from the University of Texas.

Russell R. Mack, a former member of President Ronald Reagan’s White House staff with 40 years of experience in the field of communication and marketing.  He has served as a senior executive in such companies as Mary Kay Inc., American Airlines and United Airlines and as a legislative assistant and press secretary in the U.S. Senate and the U.S. House of Representatives. His career also included positions in the U.S. Department of Health and Human Services, the U.S. Department of Education and Temerlin McClain Advertising.  He is Executive Vice President for Communication and Marketing at Richmont Holdings.  He received his J.D. from George Washington University Law School.

William H. Randall, a 35-year veteran of the direct selling industry who has served in sales, marketing and other senior executive positions in such companies as Mary Kay Inc., BeautiControl Cosmetics and start-up enterprises funded by Sur la Table and Ross Simons.   He is a past board member of the Direct Selling Association and is founder and chairman of HatchHoldings LLC which, since 1990, has provided strategic planning and tactical support to senior management of direct selling companies. He received his MBA from Harvard Business School.

John Rochon Jr.,Vice Chairman and CEO of Richmont Holdings.  He has expertise in capital markets and is experienced in financial analysis, mergers and acquisitions, technology and the review, structuring and management of new business opportunities. After receiving his degree in business administration from Southern Methodist University, he worked on Wall Street at JP

Morgan Chase before returning to Dallas, where for more than a decade he has run the Rochons’ family office.  He now oversees Richmont Holdings’ financial analysis of potential business transactions and plays a leading role in guiding strategic planning for Richmont.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy, and acquisitions strategy, and our plans and objectives for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2011 and in our Form 8-K filed on October 1, 2012 and those discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

Contact: Russell Mack (rmack@richmont.net) (972 398-7136)